UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2015, Samson Oil and Gas USA, Inc. (“Samson USA”), a subsidiary of Samson Oil & Gas Limited (the “Registrant”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Oasis Petroleum North America LLC (“Seller”). Pursuant to the Purchase Agreement, Samson USA agreed to purchase at closing certain assets of Seller, including oil and gas leases subject to specified depth limitations; oil, gas and disposal wells; contracts and equipment related to the acquired leases, wells and lands; and producible hydrocarbons thereunder (the “Assets”). The purchase price for the Assets is $16.5 million, subject to adjustment in accordance with the Purchase Agreement. Upon execution of the Purchase Agreement, Samson paid a deposit in the amount of $500,000 (the “Deposit”) to Seller.

The Purchase Agreement contains certain termination rights for both Samson USA and Seller, including (i) if the closing has not occurred on or prior to February 15, 2016 (the “Termination Date”) through no fault of the terminating party; and (ii) if any of the conditions to closing specified in the Purchase Agreement are not satisfied by the Closing Date through no fault of the terminating party. Among other conditions, Samson USA’s obligation to close the transaction is contingent on its current lender, Mutual of Omaha Bank, providing funds sufficient for Samson USA to pay the purchase price for the Assets.

If Samson USA terminates the Purchase Agreement on or after the Termination Date because Seller has failed to satisfy conditions to closing through no fault of Samson USA and Samson USA has performed or is ready, willing and able to perform all of its obligations, Seller is required to return the Deposit to Samson USA. In such an event, Samson USA may elect to seek monetary damages from Seller or seek specific performance. If the Purchase Agreement is terminated for any other reason, Seller is entitled to retain the Deposit as liquidated damages and as its sole remedy.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 to this Report and is incorporated in this Report by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this report:

Exhibit
Number	Description
10.1*	Purchase and Sale Agreement dated December 31, 2015 between Samson Oil and Gas USA, Inc. and Oasis Petroleum North America LLC

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2016

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer